Exhibit 10.5

_________________________________

STOCKHOLDERS’ AGREEMENT

_________________________________

by and among

SFX ENTERTAINMENT, INC.

SILLERMAN INVESTMENT COMPANY III LLC

and

the MINORITY STOCKHOLDERS party hereto

Dated as of ______, 2015

TABLE OF CONTENTS

Page

1.	Definitions	1

2.	Interpretation	1

3.	Restrictions on Transfer of Company Stock	2

4.	Drag-Along Rights	3

5.	Right of First Refusal	5

6.	Board of Directors	6

7.	Legend	7

8.	Conflicting Agreement	7

9.	Information Rights	7

10.	Corporate Opportunities	7

11.	Confidentiality	8

12.	Further Assurances	9

13.	Amendment	9

14.	Successors and Assigns	9

15.	Notices	10

16.	No Third-party Beneficiaries	11

17.	Governing Law	11

18.	Submission to Jurisdiction	11

19.	Waiver of Jury Trial	12

20.	Entire Agreement	12

21.	Severability	12

22.	Counterparts	12

23.	Specific Performance	12

24.	Lockup	13

25.	Termination	13

Schedule I - List of Stockholders		19

SFX ENTERTAINMENT, INC.
STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”) is dated as of ____, 2015, by and among SFX Entertainment, Inc., a Delaware corporation (the “Company”), Sillerman Investment Company III LLC (together with its Affiliates who hold Equity Securities, the “Majority Stockholder”) and the other the stockholders of the Company listed on the signature pages hereto or who became a party to this Agreement by executing a Form of Election (as defined in the Merger Agreement) or who become a party to this Agreement after the date hereof pursuant to the terms hereof or by executing and delivering a Joinder Agreement (a “Joinder Agreement”) in the form set forth on Exhibit A hereto (each, a “Minority Stockholder” and collectively with the Majority Stockholder, the “Stockholders”).

RECITALS

A.           The Stockholders and the Company wish to set forth certain agreements regarding their relationships and their rights and obligations with respect to the ownership and transfer of Company Stock.

B.           As of the date hereof, the Stockholders own the number of shares of Company Stock as is set forth on Schedule I hereto (as such Schedule may be updated from time to time as set forth herein).

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions herein contained, and other good and valuable consideration had and received, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  Capitalized and other terms used and not otherwise defined herein shall have their respective meanings as defined in Annex A hereto.

2.           Interpretation.

(a)           Unless the context clearly requires otherwise, the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)           The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(c)           References herein to a specific Article, Section, Schedule, Exhibit or Annex shall refer, respectively, to Articles, Sections, Schedules, Exhibits or Annexes of this Agreement, unless the express context otherwise requires.

(d)           Whenever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation,” unless clearly indicated otherwise.

(e)           The headings and titles in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

(f)           Unless the context otherwise requires, any reference in this Agreement to gender includes all genders, and words imparting the singular number only, include the plural and vice versa.

3.           Restrictions on Transfer of Company Stock.

(a)           Prohibition Against Transfer of Company Stock. From the date hereof until the 12-month anniversary of the date hereof (the “Restricted Period”), without the consent of the Majority Stockholder, no Minority Stockholder may, directly or indirectly, sell, transfer, assign, donate, contribute, pledge, hypothecate, encumber or otherwise dispose of (any of the foregoing, a “Transfer”) any Company Stock, or any interest therein, except in accordance with this Section 3 or with the prior written consent of the Company.

(b)           From and after the Restricted Period, without the consent of the Majority Stockholder, no Minority Stockholder may Transfer any shares of Company Stock to any Person unless such Minority Stockholder is Transferring all of such Stockholder’s shares of Company Stock to the same Person.

(c)           Permitted Transfers.  Subject to Section 4(f), the provisions of Section 3(a) shall not apply to the following Transfers:

(i)           any Transfer by a Minority Stockholder of all of the shares of Company Stock held by such Minority Stockholder to one member of such Minority Stockholder’s Family Group or to one  Affiliate of such Minority Stockholder;

(ii)           any Transfer of Company Stock by a Minority Stockholder to the Company;

(iii)           any Transfer of Company Stock by a Minority Stockholder to any Person in connection with a merger, consolidation, acquisition, sale, exchange, recapitalization, reorganization, or similar transaction, in each case as approved by the Board; and

(iv)           any Transfer of Company Stock pursuant to Section 4;

(the transferee of any such Transfer being a “Permitted Transferee”); provided that the Minority Stockholder making the Transfer must first give the Company at least ten (10) days prior written notice of such Transfer, which notice must include the name and address of the Permitted Transferee and the number of shares of Company Stock to be Transferred.

(d)           General Restrictions. Any Transferee of Company Stock (other than, following an IPO, a Transferee of Company Stock in a Brokered Transaction) must agree in writing to become a party to, and to be bound by the provisions of, this Agreement by executing a Joinder Agreement (unless such transferee is already so bound). Any Transfer or attempted Transfer of any Company Stock in violation of any provision of this Agreement shall be null and void ab initio, and the Company shall not record such Transfer on its books or treat any purported, transferee of such Company Stock as the owner of such shares for any purpose.

4.           Drag-Along Rights.

(a)           If the Majority Stockholder, whether alone or in concert with any other Stockholder (the “Drag-Along Sellers”), proposes to Transfer any Company Stock (including pursuant to a merger), to any Person or Group that is not an Affiliate of the Majority Stockholder (a “Third Party Purchaser”) and such Company Stock constitutes 50% or more of the shares of Company Stock of the Company then held by the Drag-Along Sellers or their Affiliates, then the Drag-Along Sellers may require each other Stockholder (the “Dragged Stockholder”) to Transfer that percentage of its Company Stock equal to the percentage of the Company Stock held by the Drag-Along Sellers which is being Transferred to the Third Party Purchaser for the same per share consideration and otherwise on substantially the same terms and conditions as those received by the Drag-Along Sellers (the “Drag-Along Sale”).

(b)           The Drag-Along Sellers shall send written notice (the “Drag-Along Notice”) of the exercise of their rights pursuant to this Section 4 to each Dragged Stockholder setting forth the consideration per share of Company Stock to be paid pursuant to the Drag-Along Sale, the identity of the Third Party Purchaser and any other material terms and conditions of the transaction.  Each Dragged Stockholder, upon receipt of the Drag-Along Notice, shall be obligated to (i) vote its shares of Company Stock, if applicable, in favor of such Drag-Along Sale at any meeting of holders of Company Stock called to vote on or approve such Drag-Along Sale (or any written consent solicited for such purpose), (ii) participate in the Drag-Along Sale and Transfer all of its shares of Company Stock required to be Transferred pursuant to Section 4(a) to such Third Party Purchasers and (iii) otherwise take all necessary action, including, without limitation, to the extent applicable, expressly waiving any dissenter’s rights or rights of appraisal or similar rights, entering into an agreement reflecting the terms of the Drag-Along Sale, surrendering certificates, cooperating in obtaining any applicable Governmental Authorization and otherwise as reasonably required to assist the Drag-Along Sellers in the consummation of such Drag-Along Sale.  Any such Drag-Along Notice may be rescinded by the Drag-Along Sellers by delivering written notice thereof to each Dragged Stockholder.

(c)           Solely for purposes of Section 4(b)(i) and in order to secure the performance of each Stockholder’s obligations under Section 4(b)(i), each Stockholder hereby irrevocably appoints each other Stockholder that qualifies as a Drag-Along Proxy Holder (as defined below) the attorney-in-fact and proxy of such Stockholder (with full power of substitution) to vote or provide a written consent with respect to its Company Stock as described in this paragraph if, and only in the event that, such Stockholder fails to vote or provide a written consent with respect to its Company Stock in accordance with the terms of Section 4(b)(i) (each such Stockholder, a “Breaching Drag-Along Stockholder”) within three (3) days of a request for such vote or written consent.  Upon such failure, the Drag-Along Sellers shall have and are hereby irrevocably granted a proxy to vote or provide a written consent with respect to each such Breaching Drag-along Stockholder’s Company Stock for the purposes of taking the actions required by Section 4(b)(i) (such Drag-Along Sellers, a “Drag-Along Proxy Holder”).  Each Stockholder intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each Stockholder will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revoke any proxy previously granted by it with respect to the matters set forth in Section 4(b)(i) with respect to the Company Stock owned by such Stockholder.  Notwithstanding the foregoing, the conditional proxy granted by this Section 4(c) shall be deemed to be revoked upon the termination of this Section 4 in accordance with this Agreement.

(d)           The obligations of each Dragged Stockholder pursuant to Section 4(a) are subject to the satisfaction of the following conditions:

(i)           A Dragged Stockholder shall not be required to provide any representations or warranties in connection with the Drag-Along Sale other than representations and warranties concerning such Dragged Stockholder’s valid ownership of its shares of Company Stock free of all Encumbrances, and such Dragged Stockholder’s authority, power and right to enter into and consummate the Drag-Along Sale.

(ii)           In the event that the Drag-Along Sellers are required to provide representations, warranties or indemnities in connection with the Drag-Along Sale (other than representations, warranties or indemnities concerning the Drag-Along Sellers valid ownership of their shares of Company Stock free of all Encumbrances, and the Drag-Along Sellers authority, power and right to enter into and consummate the Drag-Along Sale without violating any other agreement) and the Drag-Along Sellers are required to indemnify the party or parties transacting with the Drag-Along Sellers in the Drag-Along Sale, then each Dragged Stockholder shall provide the same indemnity as the Drag-Along Sellers to the party or parties transacting with the Drag-Along Sellers in the Drag-Along Sale to the extent of the lesser of (A) its pro rata share of such indemnification payments (based upon the total consideration received by such Dragged Stockholder divided by the total consideration received by all sellers in such Drag-Along Sale) and (B) the total proceeds actually received by such Dragged Stockholder as consideration for its shares of Company Stock in such Drag-Along Sale.  In any such event, such liability shall be several and not joint with any other Person.

(e)           Each Dragged Stockholder shall use commercially reasonable efforts to secure any Governmental Authorization required to be obtained by such Dragged Stockholder and shall provide any information which may be needed from such Dragged Stockholder in connection therewith, to comply as soon as reasonably practicable with all applicable Laws and to take all such other actions and to execute such additional documents as are necessary or appropriate in order to consummate the Drag-Along Sale.

(f)           Notwithstanding anything in this Section 4 to the contrary, no Transfer by any Dragged Stockholder shall be permitted from the time that a Drag-Along Notice is received until the consummation or termination of such Drag-Along Sale (other than any Transfer by the Dragged Stockholders in such Drag-Along Sale).  For avoidance of doubt, the provisions of this Section 4 shall also apply to any shares of Company Stock acquired by or issued to any Stockholder after the date of this Agreement.

(g)           Any Drag-Along Sale may be structured as an auction and may be initiated by the delivery to the Company of a written notice that the Majority Stockholder has elected to initiate an auction sale procedure.  The Majority Stockholder and its Affiliates shall be entitled to take all steps reasonably necessary to carry out an auction of the Company, including selecting an investment bank, providing confidential information (pursuant to confidentiality agreements), selecting the winning bidder and negotiating the requisite documentation.  The Company and each Stockholder shall provide reasonable assistance at the cost of the Company with respect to these actions as reasonably requested by the Majority Stockholder and its Affiliates.

(h)           All costs and expenses incurred by any Dragged Stockholder in connection with the Drag-Along Sale shall be borne by such Dragged Stockholder.  Notwithstanding the foregoing, the Dragged Stockholders shall not be required to bear any costs and expenses of such Drag-Along incurred by the Drag-Along Sellers (it being understood that such expenses may be paid for by the Company).

(i)           For purposes of clarification, when used in this Section 4, the phrases “same per share consideration” and “equivalent terms and conditions” shall not include transaction, banking, monitoring or service fees or any other fees of a similar nature or other compensation for services paid to the Majority Stockholder or its Affiliates, whether in connection with such Drag-Along Sale or otherwise, whether in connection with such Drag-Along Sale or otherwise.

5.            Right of First Refusal.

(a)           If any Minority Stockholder (the “Transferring Stockholder”) proposes to Transfer any of its Company Stock following the Restricted Period to a Person other than a Permitted Transferee (a “Proposed Acquirer” and such Transfer, a “ROFR Sale”), then, prior to making the ROFR Sale, such Minority Stockholder shall give written notice (the “ROFR Notice”) to the Majority Stockholder of the ROFR Sale. The ROFR Notice shall include (i) the material terms and conditions of the ROFR Sale, including the number of shares of Company Stock proposed to be Transferred (the “ROFR Stock”), the name of the Proposed Acquirer and the proposed amount and form of consideration (the “ROFR Terms”) and (ii) an invitation to the Majority Stockholder to make an offer to acquire the ROFR Stock described in the ROFR Notice on the ROFR Terms (the “ROFR”).

(b)           The Majority Stockholder shall exercise the ROFR within ten (10) Business Days following receipt of the ROFR Notice by delivering written notice to the Transferring Stockholder indicating its desire to exercise the ROFR to acquire the ROFR Stock at a price per share at least equal to the amount specified in the ROFR Notice and on other terms consistent with the ROFR Terms.

(c)           If the Majority Stockholder does not exercise the ROFR within the ten (10) Business Day period specified in Section 5(b), then at the end of such period, the Transferring Holder shall be entitled for a period of sixty (60) days (but not thereafter without having first complied again with this Section 5), to Transfer the ROFR Stock to the Proposed Acquirer at the price and on the terms and conditions which are not more favorable to the Proposed Acquirer than the ROFR Terms.

6.             Board of Directors.

(a)           Composition of the Board. The Board of Directors of the Company (the “Board”) shall at all times include one independent director (the “Independent Director”). All of the directors (including the Independent Director) shall be designated by the Majority Stockholder (the “MS Designees”).  Each Stockholder then entitled to vote for the election of directors to the Board agrees that it shall vote all of its shares of Company Stock that are entitled to vote or execute proxies or written consents, as the case may be, and take or cause to be taken all other necessary actions, in order to ensure that the MS Designees are elected to the Board.

(b)           Removal.  Each proposal to remove from the Board any director shall be made by the Majority Stockholder, and only the Majority Stockholder, in a notice delivered to the Board signed by the Majority Stockholder requesting such removal.  As promptly as practicable, but in any event within five days of the Board’s receipt of such notice, the Company and the Stockholders shall take or cause to be taken such actions as may reasonably be required to cause the removal proposed in such notice, including voting all of their shares of Company Stock that are entitled to vote, or executing proxies or written consents, as the case may be, in favor of such removal.  Each Stockholder agrees that, if at any time it is entitled to vote for the removal of directors from the Board, it shall not vote any of its Company Stock in favor of the removal of any of director who shall have been designated pursuant to Section 6(a) or (c), unless the Majority Stockholder shall have delivered a notice of removal in accordance with this Section 6(b).

(c)           Vacancies.  If, as a result of death, disability, retirement, resignation or removal or an increase in the authorized number of directors or otherwise, there shall exist or occur any vacancy on the Board:

(i)           the Majority Stockholder, and only the Majority Stockholder, may designate another individual (the “Replacement Nominee”) to fill such vacancy and serve as a director on the Board by delivering to the Board a notice signed by the Majority Stockholder (including to fill a vacancy to serve as the Independent Director); and

(ii)           each Stockholder then entitled to vote for the election of directors to the Board agrees that it shall vote all of its shares of Company Stock that are entitled to vote or execute proxies or written consents, as the case may be, and take or cause to be taken all other necessary actions, in order to ensure that the Replacement Nominee be elected to the Board.

(d)           No Liability for Election of Recommended Director.  None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board by virtue of such party’s execution of this Agreement or by the act of such party in nominating or voting for such nominee pursuant to this Agreement.

(e)           Certain Actions. None of the Company nor any of its Subsidiaries shall enter into any transaction, arrangement or agreement involving fair market consideration in excess of $3,000,000 with the Majority Stockholder or any of its Affiliates without the prior approval of the Board in accordance with the Bylaws (which approval must include the affirmative vote of the Independent Director); provided, that the approval of the Independent Director shall not be required in the event that a fairness opinion from an investment banking firm of national reputation with respect thereto is obtained and provided to the Board.

7.           Legend.  Each certificate evidencing Company Stock and each certificate issued in exchange for or upon the Transfer of any Company Stock (if such shares remain Company Stock as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE STOCKHOLDERS’ AGREEMENT, DATED AS OF ______, 2015, BY THE COMPANY AND THE PARTIES THERETO,  A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

The Company shall imprint such legend on certificates evidencing outstanding Company Stock. If any shares of Company Stock are Transferred to a Transferee pursuant to a Brokered Transaction following an IPO, the Company, upon the written request of such Transferee, will issue to such Transferee a new certificate evidencing such securities without the legend required by this Section 7 endorsed thereon.

8.           Conflicting Agreement.  Each Stockholder represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no Stockholder shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

9.           Information Rights. The Company shall cause to be furnished to each Stockholder that owns more than 5% of the then issued and outstanding shares of Common Stock and, upon written request, to each other requesting Stockholder, within one hundred eighty (180) days after the closing of each fiscal year of the Company, the audited financial statements of the Company Group or, if later, promptly following the written request of any requesting Stockholder.

10.           Corporate Opportunities.

(a)           The Majority Stockholder, any of its Affiliates or any of its or their officers, directors, agents, stockholders, members, partners, Affiliates and subsidiaries (other than the Company and its Subsidiaries), including in their capacity as a director or officer of the Company or its Subsidiaries (the “Majority Parties”) may, and shall have no duty not to (i) carry on and conduct, whether directly or indirectly (including as a partner, member or joint venture of any Person, as an officer, director or stockholder of any Person, or as a participant in any syndicate, pool, trust or association) any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries, (ii) do business with any client, customer, vendor or lessor of the Company or any of its Subsidiaries, and (iii) make investments in any kind of property in which the Company or any of its Subsidiaries may make investments.  To the fullest extent permitted by applicable Law, the Company hereby renounces any interest or expectancy of the Company and its Subsidiaries to participate in any business of any Majority Party, and waives any claim against any Majority Party and shall indemnify each Majority Party against any claim that such Majority Party is liable to the Company or the Stockholders for breach of any fiduciary duty by reason of such Majority Party’s participation in any such business.

(b)           In the event that a Majority Party acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) a Majority Party and (y) the Company or any of its Subsidiaries, the Majority Party shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or any of its Subsidiaries.  To the fullest extent permitted by applicable Law, the Company hereby renounces any interest or expectancy of the Company or any of its Subsidiaries in such corporate opportunity and waives any claim against each Majority Party and shall indemnify each Majority Party against any claim that such Majority Party is liable to the Company or its Stockholders for breach of any fiduciary duty by reason of the fact that such Majority Party (i) pursues or acquires any corporate opportunity for its own account or the account of any other Person, (ii) directs, recommends, sells, assigns, or otherwise transfers such corporate opportunity to another Person or (iii) does not communicate information regarding such corporate opportunity to the Company or its Subsidiaries.

11.           Confidentiality.

(a)           Each Minority Stockholders agrees that he, she or it shall (and shall cause its Affiliates and its and their officers, directors, employees, partners, legal counsel, agents and representatives to) (collectively, the “Confidentiality Affiliates”) (i) hold confidential and not disclose (other than by a Stockholder to its Confidentiality Affiliates having a reasonable need to know in connection with the permitted purposes hereunder), without the prior written consent of the Company, all confidential or proprietary written, recorded or oral information or data (including research, developmental, engineering, manufacturing, technical, marketing, sales, financial, operating, performance, cost, business and process information or data, know how and computer programming and other software techniques) provided or developed by the Company or any of its Subsidiaries, another Stockholder or its Confidentiality Affiliates in connection herewith or with the business of the Company or any of its Subsidiaries, whether such confidentiality or proprietary status is indicated orally or in writing or in a context in which the Company or any of its Subsidiaries or the disclosing Stockholder or its Confidentiality Affiliates reasonably communicated, or the receiving Stockholder or its Confidentiality Affiliates should reasonably have understood, that the information should be treated as confidential, whether or not the specific words “confidential” or “proprietary” are used (“Confidential Information”) and (ii) use such Confidential Information only for the purposes of performing its obligations hereunder and carrying on the business of the Company and its Subsidiaries and monitoring its investment in the Company.

(b)           The obligations contained in Section 11(a) shall not apply, or shall cease to apply, to Confidential Information if or when, and to the extent that, such Confidential Information (i) was, or becomes through no breach of the receiving Stockholder’s obligations hereunder, known to the public, (ii) becomes known to the receiving Stockholder or its Confidentiality Affiliates from other sources under circumstances not involving any breach of any confidentiality obligation between such source and the disclosing Stockholder’s or discloser’s Confidentiality Affiliates or a third party, (iii) is independently developed by the receiving Stockholder or its Confidentiality Affiliates or (iv) is required to be disclosed by Law, governmental regulation or applicable legal process. The obligations contained in Section 11(a) shall (x) survive any termination of this Agreement pursuant to Section 24.

12.           Further Assurances.  Each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

13.           Amendment.  Except as otherwise provided herein, no modification or amendment of any provision of this Agreement shall be effective against the Company or any Stockholder unless such modification or amendment is approved in writing (i) by the Company and (ii) the Majority Stockholder; provided, however, that no such modification or amendment shall be effective against any Minority Stockholder if such modification or amendment treats such Minority Stockholder disproportionately and adversely in any materially adverse respect from all other Minority Stockholders holding the same class or series of Equity Securities without such Minority Stockholder’s consent.  Notwithstanding the foregoing, (a) the Company may from time to time add additional holders of Equity Securities of the Company as parties to this Agreement with the consent of the Majority Stockholder and without the consent or additional signatures of the other Stockholders (and amend and/or restate the Agreement, including any Schedules, Exhibits or Annexes hereto, solely to reflect such additional holders), and upon the Company’s receipt of such additional holder’s executed signature pages hereto or Joinder Agreement, such additional holders shall be deemed to be a party hereto (as a Minority Stockholder or otherwise) and such additional signature pages shall be a part of this Agreement and (b) in the event that the ownership of any Stockholder changes for any reason, the Company may substitute, with the consent of the Majority Stockholder and without the consent or additional signatures of the other Stockholders, an updated Schedule I hereto reflecting such changes.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

14.           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Subject to compliance with the provisions of this Agreement, each Stockholder shall, at any time and without the consent of any other party hereto, have the right to assign all or part of its rights and obligations under this Agreement to any Person to whom such Stockholder Transfers all or any portion of its Company Stock in compliance with this Agreement.  Any Person acquiring Company Stock that is required or permitted by the terms of this Agreement to become a party hereto shall (unless already bound hereby) execute a Joinder Agreement and shall thenceforth be a “Stockholder” for all purposes under this Agreement.

15.           Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 15):

if to the Company:

SFX Entertainment, Inc.
902 Broadway, 15th Floor
New York, New York 10010
Attention:  ______________
Fax No.:  (646) 417-7393

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Philip Richter, Esq.
Fax: 212-859-4000
Telephone: 212-859-8763
Email: philip.richter@friedfrank.com

if to the Majority Stockholder:

Sillerman Investment Company III LLC
902 Broadway
New York, NY 10010
Attention: Robert F. X. Sillerman
Fax No.: ___________________
with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Philip Richter, Esq.
Fax: 212-859-4000
Telephone: 212-859-8763
Email: philip.richter@friedfrank.com

If to a Minority Stockholder: The address set forth under each name on Schedule I.

16.           No Third-party Beneficiaries.  Except as otherwise expressly set forth herein, including Section 10 hereof, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

17.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

18.           Submission to Jurisdiction.  ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE STATE OF DELAWARE AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT BROUGHT BY A MINORITY STOCKHOLDER AGAINST THE COMPANY OR THE MAJORITY STOCKHOLDER IN WHICH THE MINORITY STOCKHOLDER DOES NOT OBTAIN A JUDGMENT ON THE MERITS THAT SUBSTANTIALLY ACHIEVES, IN SUBSTANCE AND AMOUNT, THE FULL REMEDY SOUGHT, THE MINORITY STOCKHOLDER SHALL BE LIABLE AND PAY TO THE PREVAILING PARTY ALL FEES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEY’S FEES AND OTHER LITIGATION EXPENSES) INCURRED BY THE COMPANY OR THE MAJORITY STOCKHOLDER IN CONNECTION WITH SUCH SUIT, ACTION OR PROCEEDING, INCLUDING ANY APPEAL THEREFROM.

19.           Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

20.           Entire Agreement.  This Agreement together with the annexes and exhibits hereto constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

21.           Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

22.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email of scanned copies or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

23.           Specific Performance.  The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy.

24.           Lockup.  Each Minority Stockholder agrees, if and to the extent requested in writing by the managing underwriter(s) of any underwritten public offering effected by the Company, to enter into a customary lock-up provision and lock-up letter agreements with the managing underwriter(s), containing customary terms and exceptions, including a 180 day lock up period for an IPO.

25.           Termination.  This Agreement shall terminate on the earlier to occur of (a) consummation of a Drag-Along Sale and (b) the mutual written consent of (i) the Company, and (ii) the Majority Stockholder.  Immediately prior to the consummation of an IPO, the provisions of this Agreement set forth in Sections 3 (other than 3(d)), 4, 5, 6, 8 and 9 shall be terminated.  The rights and obligations of a Stockholder under this Agreement shall terminate at such time as such Stockholder no longer owns any shares of Company Stock.

Annex A – Defined Terms

“Affiliate” as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For the purposes of this definition “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities (the ownership of more than 50% of the voting securities of an entity shall for purposes of this definition be deemed to be “control”), by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble.

“Board” shall have the meaning set forth in Section 6(a).

“Breaching Drag-Along Stockholder” shall have the meaning set forth in Section 4(c).

“Brokered Transaction” means a Transfer of Company Stock in compliance with Rule 144 under the Securities Act but only pursuant to a “brokered transaction” (as defined in clauses (1) and (2) of paragraph (g) of such rule as in effect on the date hereof).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York.

“Bylaws” shall have the meaning set forth in Section 11.

“Class A Common Stock” means the Company’s authorized shares of Class A Common Stock, par value $0.0001 per share, and any stock into which such common stock may hereafter be converted, changed or reclassified.

“Class B Common Stock” means the Company’s authorized shares of Class B Common Stock, par value $0.0001 per share, and any stock into which such common stock may hereafter be converted, changed or reclassified.

“Common Stock” means the Company’s authorized shares of Class A Common Stock and/or Class B Common Stock, as applicable, and any stock into which such common stock may hereafter be converted, changed or reclassified.

“Company” shall have the meaning set forth in the preamble.

“Company Group” shall mean the Company and any of its Subsidiaries or Affiliates.

“Company Stock” means, from time to time, (i) any Common Stock held by a Stockholder and (ii) any other Equity Securities of the Company held by a Stockholder.

“Drag-Along Notice” shall have the meaning set forth in Section 4(b).

“Drag-Along Proxy Holder” shall have the meaning set forth in Section 4(c).

“Drag-Along Sale” shall have the meaning set forth in Section 4(a).

“Drag-Along Sellers” shall have the meaning set forth in Section 4(a).

“Dragged Stockholder” shall have the meaning set forth in Section 4(a).

“Encumbrance” means any lien, mortgage, lease, easement, servitude, levy, right of way, charge, pledge, security interest, covenant, condition, restriction or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract or agreement creating any of the foregoing.

“Equity Securities” means any (i) capital stock of any class or series, (ii) options, warrants or other securities convertible into or exercisable or exchangeable for such capital stock, (iii) options, warrants or other securities convertible into or exercisable or exchangeable for such securities described in clause (ii), or (iv) any other rights to acquire, directly or indirectly, such capital stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Family Group” means any given Stockholder, along with any trust, foundation or similar entity controlled by such Stockholder, the only beneficiaries of which, or a corporation, partnership or limited liability company, the only stockholders, limited and/or general partners or members, as the case may be, of which, include only such Stockholder, such Stockholder’s parents, such Stockholder’s spouse, such Stockholder’s descendents (whether natural or adopted), and spouses of such Stockholder’s descendants.

“Government Entity” means any federal, state, local, municipal, county or other governmental, quasi-governmental, administrative or regulatory authority, body, agency, court, tribunal, commission or other similar entity and any self-regulatory organization (including in each case any branch, department or official thereof).

“Governmental Authorization” means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under, or any filing or other notice made to, any Government Entity or pursuant to any Law.

“Group” means two or more Persons who agree to act together for the purpose of acquiring, holding, voting or disposing of Stock.

“Independent Director” shall have the meaning set forth in Section 6(a).

“IPO” means the initial bona fide underwritten public offering and sale of Common Stock (or other Equity Securities of the Company or any Subsidiary of the Company, or of any successor of the Company or any of its Subsidiaries) pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) filed under the Securities Act.

“Joinder Agreement” shall have the meaning set forth in the preamble.

“Law” means any law, statute, ordinance, rule, regulation, code, judgment, decree, order, award, decision, injunction, settlement, process, ruling, subpoena, verdict or Governmental Authorization (in each applicable case, whether temporary, preliminary or permanent) enacted, issued, promulgated, enforced or entered into by a Government Entity.

“Majority Party” shall have the meaning set forth in Section 10(a).

“Majority Stockholder” shall have the meaning set forth in the preamble.

“Merger Agreement” shall mean the Agreement and Plan of Merger dated as of May 26, 2015 by and among the Company, SFXE Acquisition LLC, a Delaware limited liability company, and SFXE Merger Sub Inc., a Delaware corporation.

“MS Designee” shall have the meaning set forth in Section 6(a).

“Minority Stockholders” shall have the meaning set forth in the preamble.

“Permitted Transferee” shall have the meaning set forth in Section 3(b).

“Person” means any individual, firm, company, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

“Proposed Acquirer” shall have the meaning set forth in Section 5(a).

“Replacement Nominee” shall have the meaning set forth in Section 6(c).

“Restricted Period” shall have the meaning set forth in Section 3(a).

“ROFR” shall have the meaning set forth in Section 5(a).

“ROFR Notice” shall have the meaning set forth in Section 5(a).

“ROFR Sale” shall have the meaning set forth in Section 5(a).

“ROFR Stock” shall have the meaning set forth in Section 5(a).

“ROFR Terms” shall have the meaning set forth in Section 5(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Stockholders” shall have the meaning set forth in the preamble and shall include their respective successors and permitted assigns.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar function at the time directly or indirectly owned by such Person.

“Third Party Purchaser” shall have the meaning set forth in Section 4(a).

“Transfer” shall have the meaning set forth in Section 3(a).

“Transferred Stockholder” shall have the meaning set forth in Section 5(a).

*     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders’ Agreement on the day and year first above written.

SFX ENTERTAINMENT, INC.

By: _________________________________
      Name:
      Title:

SILLERMAN INVESTMENT COMPANY III LLC

By: _________________________________
      Name:
      Title:

[ADDITIONAL SIGNATURE PAGES TO COME]

SCHEDULE I

List of Stockholders

Stockholder (Address)	Class A Common Stock	Class B Common Stock

Exhibit A - Joinder

Exhibit B – Certificate of Incorporation

Exhibit C - Bylaws